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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Cinemark, Inc. on Form S-4 of our report dated March 12, 2004 (June 4, 2004 as it relates to Note 22), which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas
June 8, 2004